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                                                                     EXHIBIT 8.2



                                  May 28, 1999

SEEQ Technology Incorporated
47200 Bayside Parkway
Fremont, California  94538

Ladies and Gentlemen:

            This opinion is being delivered to you in connection with the Securities and Exchange Commission Registration Statement on Form S-4 (which contains a joint proxy statement) and related Exhibits thereto (the "Registration Statement") relating to the Agreement and Plan of Reorganization (the "Agreement") among LSI Logic Corporation, a Delaware corporation ("LSI"), its wholly-owned subsidiary, Stealth Acquisition Corporation, a Delaware corporation ("Merger Sub"), and SEEQ Technology Incorporated, a Delaware corporation ("SEEQ"), dated as of February 21, 1999 and amended March 5, 1999. Pursuant to the Agreement, Merger Sub will merge with and into SEEQ (the "Merger"), and SEEQ will become a wholly-owned subsidiary of LSI.

            Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

            We have acted as legal counsel to SEEQ in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

            1. The Agreement (including Exhibits);

            2. Representations made to us by SEEQ in a letter of even date herewith;

            3. Representations made to us by LSI and Merger Sub in a letter of even date herewith;

            4. The Registration Statement; and
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            5. Such other instruments and documents related to the formation, organization and operation of LSI, Merger Sub and SEEQ or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

            In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

            1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

            2. Any representation or statement made "to the best knowledge of" or otherwise similarly qualified is correct without such qualification. As to all matters in which a person or entity making a representation has represented that such person or entity either is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement to take an action, there is in fact no plan, intention, understanding or agreement and such action will not be taken;

            3. The Merger will be consummated pursuant to the Agreement and will be effective under the laws of the state of Delaware. All covenants contained in the Agreement (including exhibits thereto and the representation letters) will be performed without waiver or breach of any material provision thereof; and,

            4. Counsel for both LSI and SEEQ will, pursuant to Section 6.1(d) of the Agreement, each deliver an opinion to the effect that, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code.

            Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the provisions of the Agreement (and without any waiver, breach or amendment of any provisions thereof), and the statements set forth in the Registration Statement and the tax representation letters are true and correct as of the Effective Time, then for federal income tax purposes:

            (a) The Merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code;
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            (b) No gain or loss will be recognized by a SEEQ stockholder upon receipt of LSI common stock solely in exchange for SEEQ common stock in the Merger, except for gain resulting from cash received in lieu of fractional shares;

            (c) The aggregate tax basis of the LSI common stock received by a SEEQ stockholder in the Merger, including any fractional share of LSI common stock not received for which cash is received, will be the same as the aggregate tax basis of the SEEQ common stock exchanged for the LSI common stock;

            (d) The holding period of the LSI common stock received by each SEEQ stockholder in the Merger will include the period for which the SEEQ common stock exchanged therefor was considered to be held, provided that the SEEQ common stock was held as a capital asset at the time of the Merger;

            (e) A SEEQ stockholder receiving cash instead of a fractional share of LSI common stock will generally recognize gain or loss equal to the difference between the amount of cash received and the stockholder's basis in the fractional share; and

            (f) Neither LSI nor SEEQ will recognize gain or loss solely as a result of the Merger.

            In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

            1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

            2. This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code and the resulting consequences set forth in Paragraphs (b) through (f) above, and does not address any other federal, state, local or foreign tax consequences that may result form the Merger or any other transaction (including any transaction undertaken in connection with the Merger).
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            3. No opinion is expressed as to any transaction other than the
Merger as described in the Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

            4. This opinion has been delivered to you solely for the purpose of being included as an exhibit to the Registration Statement; it may not be relied upon for any other purpose (including, without limitation, satisfying any conditions in the Agreement).

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Material Federal Income Tax Considerations." In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 as amended.

                                    Very truly yours,

                                /s/ Gunderson Dettmer Stough Villeneuve
                                    Franklin & Hachigian, LLP
                                    ------------------------------------

                                    GUNDERSON DETTMER STOUGH VILLENEUVE
                                    FRANKLIN & HACHIGIAN, LLP